Exhibit 4.1
                                                                 CONFORMED COPY


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                              MOODY'S CORPORATION


                                  $300,000,000


              4.98% Series 2005-1 Senior Unsecured Notes due 2015


                           $700,000,000 Shelf Amount


                   Senior Unsecured Notes Issuable in Series

                               ________________

                            NOTE PURCHASE AGREEMENT

                               ________________





                         Dated as of September 30, 2005

                               TABLE OF CONTENTS
                               -----------------

                                                                           PAGE
                                                                           ----

1.   AUTHORIZATION OF NOTES. ..................................................1

     1.1      AMOUNT; ESTABLISHMENT OF SERIES..................................1

     1.2      LEGEND...........................................................2

2.   SALE AND PURCHASE OF NOTES. ..............................................2

3.   CLOSING. .................................................................2

4.   CONDITIONS TO CLOSING. ...................................................3

     4.1      REPRESENTATIONS AND WARRANTIES...................................3

     4.2      PERFORMANCE; NO DEFAULT..........................................3

     4.3      COMPLIANCE CERTIFICATES..........................................3

     4.4      OPINIONS OF COUNSEL..............................................3

     4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC........................3

     4.6      SALE OF OTHER NOTES..............................................4

     4.7      PAYMENT OF SPECIAL COUNSEL FEES..................................4

     4.8      PRIVATE PLACEMENT NUMBER.........................................4

     4.9      CHANGES IN CORPORATE STRUCTURE...................................4

     4.10     PROCEEDINGS AND DOCUMENTS........................................4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. ...........................4

     5.1      ORGANIZATION; POWER AND AUTHORITY................................4

     5.2      AUTHORIZATION, ETC...............................................4

     5.3      DISCLOSURE.......................................................5

     5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.............5

     5.5      FINANCIAL STATEMENTS.............................................5

     5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.....................5

     5.7      GOVERNMENTAL AUTHORIZATIONS, ETC.................................6

     5.8      LITIGATION; OBSERVANCE OF STATUTES AND ORDERS....................6

     5.9      TAXES............................................................6

     5.10     TITLE TO PROPERTY; LEASES........................................6

     5.11     LICENSES, PERMITS, ETC...........................................6

     5.12     COMPLIANCE WITH ERISA............................................7

     5.13     PRIVATE OFFERING BY THE COMPANY..................................7

     5.14     USE OF PROCEEDS; MARGIN REGULATIONS..............................7

     5.15     EXISTING INDEBTEDNESS............................................8

     5.16     FOREIGN ASSETS CONTROL REGULATIONS, ETC..........................8

     5.17     STATUS UNDER CERTAIN STATUTES....................................8

6.   REPRESENTATIONS OF THE PURCHASERS. .......................................8

     6.1      PURCHASE FOR INVESTMENT..........................................8

     6.2      ACCREDITED INVESTOR..............................................9

     6.3      SOURCE OF FUNDS..................................................9

7.   INFORMATION AS TO COMPANY. ..............................................10

     7.1      FINANCIAL AND BUSINESS INFORMATION..............................10

     7.2      OFFICER'S CERTIFICATE...........................................12

     7.3      INSPECTION......................................................12

8.   PREPAYMENT OF THE NOTES. ................................................12

     8.1      MATURITY........................................................12

     8.2      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.....................12

     8.3      ALLOCATION OF PARTIAL PREPAYMENTS...............................13

     8.4      MATURITY; SURRENDER, ETC........................................13

     8.5      PURCHASE OF NOTES...............................................13

     8.6      MAKE-WHOLE AMOUNT...............................................13

9.   AFFIRMATIVE COVENANTS. ..................................................14

     9.1      COMPLIANCE WITH LAW.............................................14

     9.2      INSURANCE.......................................................15

     9.3      MAINTENANCE OF PROPERTIES.......................................15

     9.4      PAYMENT OF TAXES................................................15

     9.5      CORPORATE EXISTENCE, ETC........................................15

     9.6      SUBSIDIARY GUARANTORS...........................................15

10.  NEGATIVE COVENANTS. .....................................................16

     10.1     TRANSACTIONS WITH AFFILIATES....................................16

     10.2     MERGER, CONSOLIDATION, ETC......................................16

     10.3     DISPOSITION OF ASSETS...........................................16

     10.4     LIMITATION ON LIENS.............................................17

     10.5     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS...................18

     10.6     TERRORISM SANCTIONS REGULATIONS.................................19

11.  EVENTS OF DEFAULT. ......................................................19

12.  REMEDIES ON DEFAULT, ETC. ...............................................21

     12.1     ACCELERATION....................................................21

     12.2     OTHER REMEDIES..................................................21

     12.3     RESCISSION......................................................21

     12.4     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC...............21

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. ...........................22

     13.1     REGISTRATION OF NOTES...........................................22

     13.2     TRANSFER AND EXCHANGE OF NOTES..................................22

     13.3     REPLACEMENT OF NOTES............................................22

14.  PAYMENTS ON NOTES. ......................................................23

     14.1     PLACE OF PAYMENT................................................23

     14.2     HOME OFFICE PAYMENT.............................................23

15.  EXPENSES, ETC. ..........................................................23

     15.1     TRANSACTION EXPENSES............................................23

     15.2     SURVIVAL........................................................24

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. ...........24

17.  AMENDMENT AND WAIVER. ...................................................24

     17.1     REQUIREMENTS....................................................24

     17.2     SOLICITATION OF HOLDERS OF NOTES................................24

     17.3     BINDING EFFECT, ETC.............................................25

     17.4     NOTES HELD BY COMPANY, ETC......................................25

18.  NOTICES. ................................................................25

19.  REPRODUCTION OF DOCUMENTS. ..............................................25

20.  CONFIDENTIAL INFORMATION. ...............................................26

21.  SUBSTITUTION OF PURCHASER. ..............................................26

22.  MISCELLANEOUS. ..........................................................27

     22.1     SUCCESSORS AND ASSIGNS..........................................27

     22.2     PAYMENTS DUE ON NON-BUSINESS DAYS...............................27

     22.3     SEVERABILITY....................................................27

     22.4     CONSTRUCTION....................................................27

     22.5     COUNTERPARTS....................................................27

     22.6     GOVERNING LAW...................................................27


SCHEDULE A to the Note Purchase Agreement  - Information Relating to Purchasers
                                             Signatory to the Note Purchaser
                                             Agreement

SCHEDULE B       -     Defined Terms

SCHEDULE 4.9     -     Changes in Corporate Structure

SCHEDULE 5.3     -     Disclosure Materials

SCHEDULE 5.4     -     Subsidiaries of the Company and
                       Ownership of Subsidiary Stock

SCHEDULE 5.5     -     Financial Statements

SCHEDULE 5.8     -     Certain Litigation

SCHEDULE 5.11    -     Licenses, Permits, etc.

SCHEDULE 5.14    -     Use of Proceeds

SCHEDULE 5.15    -     Outstanding Indebtedness

EXHIBIT 1.1(a)   -     Form of Series 2005-1 Note

EXHIBIT 1.1(b)   -     Form of Supplement

EXHIBIT 4.4(a)   -     Form of Opinion of Special Counsel to Company

EXHIBIT 4.4(b)   -     Form of Opinion of Special Counsel to Purchasers

EXHIBIT 4.11     -     Form of Subsidiary Guarantee

                              MOODY'S CORPORATION

                                99 Church Street
                            New York, New York 10007

                                  $300,000,000
              4.98% Series 2005-1 Senior Unsecured Notes due 2015

                           $700,000,000 Shelf Amount
                   Senior Unsecured Notes Issuable in Series


                                                       As of September 30, 2005

TO THE PURCHASERS WHOSE NAMES APPEAR IN THE ACCEPTANCE FORM AT THE END HEREOF:
Ladies and Gentlemen:

         MOODY'S CORPORATION, a Delaware corporation (the "Company"), agrees with each of the purchasers whose names appear in the acceptance form at the end hereof (each, a "Purchaser" and, collectively, the "Purchasers") as follows:

1.       AUTHORIZATION OF NOTES.

         1.1      AMOUNT; ESTABLISHMENT OF SERIES.

         The Company will authorize the issue and sale of $300,000,000 aggregate principal amount of its 4.98% Series 2005-1 Senior Unsecured Notes due 2015 (the "Series 2005-1 Notes") pursuant to this Agreement. The Company may, from time to time until September 30, 2010, in its sole discretion but subject to the terms hereof, authorize the issue and sale of one or more additional series of Notes (each a "Series" of Notes) in an aggregate principal amount of up to $700,000,000 (which amount is in addition to the $300,000,000 aggregate principal amount of Series 2005-1 Notes) under the provisions of this Agreement pursuant to a Supplement (as defined herein). As used herein, the term "Notes" includes the Series 2005-1 Notes and any Series of additional Notes, and any other Notes issued in substitution therefor pursuant to Section
13. The Series 2005-1 Notes shall be substantially in the form set out in
Exhibit 1.1(a), with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         Each Series of Notes, other than the Series 2005-1 Notes, will be issued pursuant to a supplement to this Agreement (a "Supplement"), such Supplement substantially in the form of Exhibit 1.1(b), and will be subject to the following terms and conditions:

                  (a) the designation of each Series of Notes shall distinguish the Notes of one Series from the Notes of all other Series;

                  (b) the Notes of each Series shall rank pari passu with each other Series of the Notes and at least pari passu with the Company's other outstanding Indebtedness, except for such Indebtedness which is preferred as a result of being secured (but then only to the extent of such security) or by operation of bankruptcy, insolvency or similar laws of general application;

                  (c) each Series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such prepayments on the dates and with the Make-Whole Amounts, if any, as are provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement;

                  (d) any additional covenants, Defaults, Events of Defaults, rights or similar provisions that are added by a Supplement for the benefit of the Series of Notes to be issued pursuant to such Supplement shall apply to all outstanding Notes, whether or not the Supplement so provides, and shall be deemed to be a part of, and contained in, this Agreement; and

                  (e) except to the extent provided in Subsection (c) above, all of the provisions of this Agreement shall apply to the Notes of each Series.

         The Purchasers of the Series 2005-1 Notes are under no obligation to purchase any subsequent Series of Notes.

         Payment of the principal of, Make-Whole Amount (if any) and interest on the Notes shall be guaranteed by the Subsidiary Guarantors as contemplated by Section 9.6 and as provided in the Subsidiary Guarantees.

         1.2      LEGEND.

         Subject to the next succeeding paragraph, each Note shall bear a legend substantially as follows (until such time as the Company shall reasonably agree that such legend or any portion thereof is no longer necessary or advisable):

         THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS (A) REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (B) THE CONDITIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT ARE SATISFIED.

         If at any time any holder of a Note shall surrender such Note for registration of transfer or exchange pursuant to Section 13.2, and shall concurrently provide the Company with a legal opinion of counsel to such holder (which may be in-house counsel), in form and substance reasonably satisfactory to the Company, to the effect that such Note may at such time be transferred by such holder (to a Person not an Affiliate (as defined in Rule 144 under the Securities Act) of the Company and who has not been an Affiliate of the Company during the preceding three months) pursuant to the requirements of paragraph
(k) of Rule 144 under the Securities Act, the new Note or Notes to be executed and delivered as provided in Section 13.2 shall not contain the legend specified above.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Series 2005-1 Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.       CLOSING.

         The sale and purchase of the Series 2005-1 Notes to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the "Closing") on September 30, 2005. At the Closing the Company will deliver to each Purchaser the Series 2005-1 Notes to be purchased by such Purchaser in the form of a single Series 2005-1 Note (or such greater number of Series 2005-1 Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of Moody's Corporation to account number 323233244 at JP Morgan Chase Bank, N.A. in New York, New York, ABA #021-000-021. If at the Closing the Company shall fail to tender such Series 2005-1 Notes to any Purchaser as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Series 2005-1 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2      PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series 2005-1 Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

         4.3      COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or any Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2005-1 Notes and this Agreement.

         4.4      OPINIONS OF COUNSEL.

         Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or the Purchasers' counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Milbank, Tweed, Hadley & McCloy LLP, the Purchasers' special New York counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing such Purchaser's purchase of Series 2005-1 Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         4.6      SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2005-1 Notes to be purchased by it at the Closing as specified in Schedule A.

         4.7      PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         4.8      PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained.

         4.9      CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10     PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         5.1      ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         5.2      AUTHORIZATION, ETC.

         This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3      DISCLOSURE.

         The Company, through its agents, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, has delivered or made available to each Purchaser a copy of a Confidential Offering Memorandum, dated September 9, 2005 (the "Memorandum"), relating to the transactions contemplated hereby, together with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (collectively, the "Exchange Act Reports"). Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the Exchange Act Reports, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except (i) as disclosed in the Memorandum or in one of the Exchange Act Reports, (ii) as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein or (iii) as disclosed in the financial statements listed in Schedule 5.5, since December 31, 2004, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

                  (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and whether, as of the date of the Closing, such Subsidiary shall be a Subsidiary Guarantor.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         5.5      FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company included in the Exchange Act Reports and listed on Schedule 5.5. All of said financial statements fairly present in all material respects the combined financial position of the Company as of the respective dates thereof and the combined results of its operations and cash flows for the respective periods so specified in conformity with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7      GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8      LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         5.9      TAXES.

         The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

         5.10     TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All leases that the Company or any Subsidiary is party to as lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11     LICENSES, PERMITS, ETC.

         Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

         5.12     COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by the Purchasers.

         5.13     PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 60 other Accredited Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

         5.14     USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         5.15     EXISTING INDEBTEDNESS.

         Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 29, 2005, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         5.16     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                  (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

                  (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

         5.17     STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act, as amended, or the Federal Power Act, as amended.

6.       REPRESENTATIONS OF THE PURCHASERS.

         6.1      PURCHASE FOR INVESTMENT.

         Each Purchaser represents that such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser further represents and warrants that such Purchaser (a) will not sell, transfer or otherwise dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act, (b) was given the opportunity to access such information regarding the Company as such Purchaser has requested and (c) was provided with the Memorandum and the Exchange Act Reports. Each Purchaser acknowledges that, subject to the provisions of Section 1.2 hereof, the Notes will bear a restrictive legend substantially in the form of Exhibit 1.1(a), in the case of a Series 2005-1 Note, or of Annex A to Exhibit 1.1(b), in the case of a Note of any other Series.

         6.2      ACCREDITED INVESTOR.

         Each Purchaser represents that such Purchaser is an Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Accredited Investors).

         6.3      SOURCE OF FUNDS.

         Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                  (a) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source is a governmental plan; or

                  (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

                  (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms "employee benefit plan", "governmental plan", and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7. INFORMATION AS TO COMPANY.

         7.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                          (ii) consolidated statements of operations and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q ("Form 10-Q") prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on "EDGAR" and on its home page on the worldwide web (at the date of this Agreement located at: www.moodys.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as "Electronic Delivery");

                  (b) Annual Statements - within 120 days after the end of each fiscal year of the Company, duplicate copies of;

                          (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                          (ii) consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K ("Form 10-K") for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

                  (c) SEC and Other Reports - upon the request of any such holder after being notified by the Company of any of the following (and the Company hereby agrees to promptly notify each holder of a Note of any of the following), one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                          (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                          (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

                  (f) Supplements to Agreement - in the event that any additional Series of Notes is to be issued under this Agreement (whether or not an initial Purchaser hereunder is a purchaser thereof), promptly, and in any event within fifteen Business Days after execution and delivery thereof, a true and complete copy of the Supplement pursuant to which such Notes are to be, or were, issued; and

                  (g) Requested Information - with reasonable promptness, (i) such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes and (ii) to the extent requested by a Purchaser in writing, copies of the documents electronically delivered under Sections 7.1(a)(ii) and 7.1(b)(ii) to such Purchaser.

         7.2      OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.5 hereof, inclusive, as of the end of the quarterly or annual period covered by the statements then being furnished and as of any other applicable dates of determination (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount or percentage then in existence); and

                  (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3      INSPECTION.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

         8.1      MATURITY.

         As provided therein, the entire unpaid principal amount of the Series 2005-1 Notes shall be due and payable on September 30, 2015.

         8.2      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in an amount not less than 10% of the aggregate principal amount of the Notes of such Series to be prepaid then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of the Series to be prepaid then outstanding. The Company will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of the Series to be prepaid on such date, the principal amount of each Note of the Series to be prepaid held by such holder (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3      ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4      MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5      PURCHASE OF NOTES.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of Notes of the same Series in accordance with the terms of this Agreement and such Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of a particular Series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least twenty Business Days. If the holders of more than 50% of the principal amount of the Notes of the Series to be purchased then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of the same Series of such fact and the expiration date for the acceptance by holders of Notes of such Series of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.6      MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Series 2005-1 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to the Series 2005-1 Notes, the following terms have the following meanings:

         "CALLED PRINCIPAL" means, with respect to any Series 2005-1 Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of any Series 2005-1 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2005-1 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" means, with respect to the Called Principal of any Series 2005-1 Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Bloomberg Financial Markets "Page PX1" (or such other display as may replace Bloomberg Financial Markets "Page PX1") for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded "on the run" U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded "on the run" U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

         "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Series 2005-1 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2005-1 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Series 2005-1 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1      COMPLIANCE WITH LAW.

         The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         9.2      INSURANCE.

         The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3      MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         9.4      PAYMENT OF TAXES.

         The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         9.5      CORPORATE EXISTENCE, ETC.

         Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence, and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary or any such right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

         9.6      SUBSIDIARY GUARANTORS.

                  (a) The Company will ensure that each Subsidiary that as of the date of Closing or at any time thereafter has outstanding any Indebtedness under, or any Guaranty with respect to any Indebtedness of the Company or any of its Subsidiaries outstanding under, the Credit Facility (or is otherwise a co-obligor or jointly liable with respect to any such Indebtedness) is or will become a Subsidiary Guarantor.

                  (b) Upon notice by the Company to each holder of a Note (which notice shall contain a certification by the Company as to the matters specified in clauses (x) and (y) below), a Subsidiary Guarantor shall cease to be a Subsidiary Guarantor and shall be released from its obligations under its Subsidiary Guarantee if (x) such Subsidiary Guarantor shall not have outstanding any Indebtedness under, or any Guaranty with respect to any Indebtedness of the Company or any of its Subsidiaries outstanding under, the Credit Facility (and shall not otherwise be a co-obligor or jointly liable with respect to any such other Indebtedness) and (y) both immediately before and after giving effect to such release no Default or Event of Default shall have occurred and be continuing. If a Subsidiary again incurs any Indebtedness under, or guarantees any Indebtedness of the Company or any of its Subsidiaries outstanding under, the Credit Facility (or otherwise becomes a co-obligor or jointly liable with respect to any such Indebtedness), then the Company will cause such Subsidiary to become a Subsidiary Guarantor in accordance with the provisions of Subsection (a) above.

10.      NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1     TRANSACTIONS WITH AFFILIATES.

         The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.2     MERGER, CONSOLIDATION, ETC.

         The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this
Section 10.2 from its liability under this Agreement or the Notes.

         10.3     DISPOSITION OF ASSETS.

         The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "Asset Sale") other than:

                  (a) Asset Sales in the ordinary course of business;

                  (b) Asset Sales by a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                  (c) Non-Recourse Asset Sales of accounts receivable of the Company or any Subsidiary on commercially reasonable terms for cash or other highly liquid investments; and

                  (d) other Asset Sales, provided that

                          (i) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

                          (ii) the portion of EBITDA generated by property or assets disposed of in such proposed Asset Sale and the portion of EBITDA generated by property or assets disposed of in all other Asset Sales not permitted by clause (a), (b) or (c) above during the immediately preceding twelve-month period does not exceed 20% of EBITDA, calculated using figures as of the last day of the immediately preceding twelve-month period; and, provided further, that for purposes of this clause (ii), there shall be excluded from the calculation of the portion of EBITDA generated by property or assets disposed of during any twelve-month period any Asset Sale if and to the extent that an amount equal to the net proceeds realized upon such Asset Sale is applied or has been applied by the Company or such Subsidiary, as the case may be, within one year's time before or after the effective date of such Asset Sale (but in all events, without duplication), (1) to reinvest in assets used in the business of the Company or its Subsidiaries, (2) to purchase the capital stock of any Person that, as a result of such capital stock purchase, becomes a Subsidiary, (3) to repay Tax Legacy Liabilities or (4) to repay Indebtedness (including any optional prepayment of the Notes pursuant to Section 8.2) which is not subordinated in right of payment to the Notes.

         For purposes of this Section 10.3, any stock of a Subsidiary that is the subject of an Asset Sale shall be valued at the portion of EBITDA generated by the assets of such Subsidiary multiplied by a fraction, the numerator of which is the aggregate number of shares of stock of such Subsidiary disposed of in such Asset Sale and the denominator of which is the aggregate number of shares of stock of such Subsidiary outstanding immediately prior to such Asset Sale.

         The Swap described in Schedule 5.15 shall not be subject to this
Section 10.3.

         10.4     LIMITATION ON LIENS.

         The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property, whether now owned or hereafter acquired, securing any Indebtedness or other obligation, provided that nothing in this covenant shall prohibit:

                  (a) Liens in respect of property of the Company or any Subsidiary existing on the date of this Agreement and described in Schedule 5.15;

                  (b) Liens in respect of the acquisition of property as follows:

                          (i) Liens covering property acquired by the Company or any Subsidiary, which Liens are created at the time of such acquisition or within 180 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price of such property, provided that the aggregate principal amount of Indebtedness secured by all such Liens shall not exceed the cost of such property and any improvements then being financed;

                          (ii) in the case of any Person that after the date of this Agreement becomes a Subsidiary or is consolidated with or merged with or into the Company or any Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or such Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not incurred in anticipation thereof); or

                          (iii) in the case of any property acquired by the Company or any Subsidiary after the date of this Agreement, Liens existing on such property at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary; provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

                  (c) Liens created by a Subsidiary in favor of the Company securing Indebtedness owed by such Subsidiary to the Company;

                  (d) Liens on property sold or transferred pursuant to a Sale and Leaseback Transaction permitted under Section 10.5;

                  (e) Liens resulting from any judgment rendered by a court of competent jurisdiction, the appeal of which the Company or a Subsidiary is prosecuting on a timely basis in good faith by appropriate proceedings and for which the Company or a Subsidiary, as applicable, has established adequate reserves on its books in accordance with GAAP;

                  (f) Liens for taxes or other governmental charges or levies not yet due and payable;

                  (g) Liens arising by operation of law in the ordinary course of business of the Company and its Subsidiaries, which Liens secure obligations (other than Indebtedness) not more than 60 days overdue, including, without limitation, landlords' liens and statutory liens of carriers, warehousemen, mechanics, materialmen and vendors;

                  (h) Liens incurred or deposits made in the ordinary course of business of the Company and its Subsidiaries (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or obtain letters of credit that secure) surety and appeal bonds, the performance of tenders, statutory obligations, bids, leases, performance bonds, purchase contracts and other similar obligations;

                  (i) minor encumbrances, covenants, easements or reservations for rights-of way, utilities and other similar purposes, or zoning and other restrictions as to the use of real properties, any and all of which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of companies engaged in similar activities and similarly situated and which do not in any event materially impair the use or diminish the value of any of such properties as used in the operation of the business of the Company and its Subsidiaries;

                  (j) Liens not otherwise permitted by clauses (a) through (i) above to secure Indebtedness of the Company or any of its Subsidiaries, provided that, immediately after giving effect thereto, the sum (without duplication) of:

                          (1) the aggregate amount of Indebtedness of the Company and its Subsidiaries secured by Liens pursuant to this clause
         (j), including (without duplication) all renewals, extensions and replacements thereof permitted by clause (k) below; and

                          (2) the aggregate unpaid principal amount of Attributable Debt of the Company and its Subsidiaries related to all Sale and Leaseback Transactions entered into after the date of Closing in accordance with the provisions of Section 10.5 (except for any such Attributable Debt related to any Sale and Leaseback Transaction involving the property located at 99 Church St. (as defined in Section 10.5), which shall not be subject to Section 10.5), shall not exceed 25% of Permitted Indebtedness; and

                  (k) Liens renewing, extending or replacing any Lien permitted under clauses (a) through (j) above, provided that,

                  1. the principal amount of Indebtedness secured by any such Lien at the time of such renewal, extension or replacement is not increased; and

                  2. any such renewed, extended or replaced Lien shall only extend to that property which was the subject of such Lien immediately prior to such renewal, extension or replacement.

         10.5     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

         The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease, loan or other disposition of any asset on terms whereby the asset owned at the time of such sale, transfer, lease, loan or other disposition is then or thereafter leased by the Company or any such Subsidiary (as lessee) (a "Sale and Leaseback Transaction"), unless after giving effect to such Sale and Leaseback Transaction the sum (without duplication) of:

                  (a) the aggregate principal amount of Indebtedness of the Company and its Subsidiaries secured by all Liens permitted by Section 10.4(j); plus

                  (b) the aggregate unpaid principal amount of Attributable Debt of the Company and its Subsidiaries related to all Sale and Leaseback Transactions entered into after the date of Closing in accordance with the provisions of this Section 10.5, shall not exceed 25% of Permitted Indebtedness.

         Any Sale and Leaseback Transaction involving the property located at 99 Church Street, New York, New York, 10007 ("99 Church St."), shall not be subject to this Section 10.5.

         10.6     TERRORISM SANCTIONS REGULATIONS.

         The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in (1) Section 10.2 or (2) Sections 10.1 or 10.3 through 10.6, inclusive, and such default under this sub-clause (2) is not remedied within 10 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 11); or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or in any Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, (ii) the Company or any Significant Subsidiary is in default in the compliance with any financial covenant contained in any instrument of Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 (or of any mortgage, indenture or other agreement relating thereto) beyond any period of grace provided with respect thereto or (iii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $50,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

                  (k) any Subsidiary Guarantee shall cease to be in full force and effect (other than as contemplated by Section 9.6(b)) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guarantee.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1     ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2     OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3     RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof or by any Subsidiary Guarantee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this
Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1     REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2     TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof) within ten Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1(a), in the case of a surrendered Series 2005-1 Note, or Annex A to the applicable Supplement, in the case of a surrendered Note of any other Series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1, 6.2 and 6.3. The Company shall not be required to register the transfer of any Note to any Person (other than a transfer by holder of a Note to its nominee not involving a change of beneficial ownership of such Note) unless the Company receives (i) from the proposed transferee a representation reasonably satisfactory to the Company that the representations and warranties set forth in Sections 6.1, 6.2 and 6.3 are true with respect to such transferee and (ii) in the case of any transfer in which the Note will be registered in the name of a nominee, the name of the beneficial owner of the Note and confirmation that such nominee is permitted to transfer such Note only with the consent of the beneficial owner.

                  The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

         13.3     REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1     PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JP Morgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2     HOME OFFICE PAYMENT.

         So long as any Purchaser or any nominee of such Purchaser shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or any nominee of such Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1     TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Subsidiary Guarantee (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder).

         15.2     SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1     REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8,11(a),11(b),12,17 or 20. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more additional Series of Notes consistent with Section 1.1 hereof without obtaining the consent of any holder of any other Series of Notes.

         17.2     SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                          (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

                          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer of the Company, with copies to the General Counsel and the Corporate Controller of the Company, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2     PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4     CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6     GOVERNING LAW.

         This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                   * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                          Very truly yours,


                                          MOODY'S CORPORATION



                                                   /s/ John J. Goggins
                                          -----------------------------------
                                          By:      John J. Goggins
                                          Title:   Senior Vice President and
                                                   General Counsel






                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.

                                            SOUTHERN FARM BUREAU LIFE
                                            INSURANCE COMPANY


                                            By:      /s/ Walter J. Olson
                                                ----------------------------
                                            Name:    Walter J. Olson
                                            Title:   Vice President





                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          JOHN HANCOCK LIFE INSURANCE COMPANY


                                          By:      /s/ Kathleen E. McDonough
                                             --------------------------------
                                                   Kathleen E. McDonough
                                                   Managing Director


                                          JOHN HANCOCK VARIABLE LIFE INSURANCE
                                           COMPANY


                                          By:      /s/ Kathleen E. McDonough
                                             --------------------------------
                                                   Kathleen E. McDonough
                                                   Authorized Signatory


                                          JOHN HANCOCK LIFE INSURANCE COMPANY
                                          (U.S.A.)


                                          By:      /s/ Kathleen E. McDonough
                                             --------------------------------
                                                   Kathleen E. McDonough
                                                   Authorized Signatory




                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          ASSURITY LIFE INSURANCE COMPANY


                                          By:      /s/ Victor Weber
                                             --------------------------------
                                          Name:    Victor Weber
                                          Title:   Senior Director - Investments



                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          UNITED OF OMAHA LIFE INSURANCE COMPANY


                                          By:      /s/ Curtis R. Caldwell
                                             --------------------------------
                                          Name:    Curtis R. Caldwell
                                          Title:   Vice President


                                          MUTUAL OF OMAHA INSURANCE COMPANY


                                          By:      /s/ Curtis R. Caldwell
                                             --------------------------------
                                          Name:    Curtis R. Caldwell
                                          Title:   Vice President


                                          COMPANION LIFE INSURANCE COMPANY


                                          By:      /s/ Curtis R. Caldwell
                                             --------------------------------
                                          Name:    Curtis R. Caldwell
                                          Title:   Authorized Signer




                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                         SWISS RE LIFE & HEALTH AMERICA INC.
                                         By:  Swiss Re Asset Management
                                              (Americas) Inc.


                                         By:      /s/ Christopher J. Weihs
                                          --------------------------------
                                         Name:    Christopher J. Weihs
                                         Title:   Managing Director


                                         REASSURE AMERICA LIFE INSURANCE COMPANY
                                         By:  Swiss Re Asset Management
                                              (Americas) Inc.


                                         By:      /s/ Christopher J. Weihs
                                          --------------------------------
                                         Name:    Christopher J. Weihs
                                         Title:   Managing Director





                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          THRIVENT FINANCIAL FOR LUTHERANS


                                          By:      /s/ Mark O. Swenson
                                           --------------------------------
                                          Name:    Mark O. Swenson
                                          Title:   Vice President





                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          PHYSICIANS LIFE INSURANCE COMPANY
                                          By: Hartford Investment Management
                                              Company Its Investment Manager


                                          By: /s/ Daniel C. Leimbach
                                           --------------------------------
                                            Name:    Daniel C. Leimbach
                                            Title:   Senior Vice President


                                          HARTFORD CASUALTY INSURANCE COMPANY
                                          By: Hartford Investment Services, Inc.
                                              Its Agent and Attorney-in-Fact


                                          By:      /s/ Daniel C. Leimbach
                                           --------------------------------
                                          Name:    Daniel C. Leimbach
                                          Title:   Senior Vice President





                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          AXA EQUITABLE LIFE INSURANCE COMPANY


                                          By:      /s/ Jeffrey J. Hughes
                                           --------------------------------
                                          Name:    Jeffrey J. Hughes
                                          Title:   Investment Officer




                                          MONY LIFE INSURANCE COMPANY


                                          By:      /s/ Jeffrey J. Hughes
                                           --------------------------------
                                          Name:    Jeffrey J. Hughes
                                          Title:   Investment Officer




                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          HORIZON BLUE CROSS BLUE SHIELD OF
                                          NEW JERSEY



                                          By:   Alliance Capital Management LP,
                                                Its Investment Advisor


                                          By:      /s/ Emilia F. Wiener
                                            -------------------------------
                                          Name:    Emilia F. Wiener
                                          Title:   Senior Vice President








                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.

                                          GREAT-WEST LIFE & ANNUITY INSURANCE
                                          COMPANY


                                          By:      /s/ Tad Anderson
                                            -------------------------------
                                          Name:    Tad Anderson
                                          Title:   Assistant Vice President,
                                                   Investments


                                          By: /s/ B. G. Masters
                                            -------------------------------
                                          Name:   B. G. Masters
                                          Title:  Assistant Vice President,
                                                  Investments


                                          THE GREAT-WEST LIFE ASSURANCE COMPANY


                                          By:      /s/ J.P. Janz
                                            -------------------------------
                                          Name:    J.P. Janz
                                          Title:   Assistant Vice-President,
                                                   Bond Investments


                                          By:      /s/ H.A. Andres
                                            -------------------------------
                                          Name:    H.A. Andres
                                          Title:   Senior Vice-President,
                                                   Mortgage Investments




                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                          MODERN WOODMEN OF AMERICA


                                          By:     /s/ Nick S. Coin
                                          --------------------------------------
                                          Name:   Nick S. Coin
                                          Title:  Treasurer & Investment Manager





                            Note Purchase Agreement

                                          AMERITAS LIFE INSURANCE CORP.
                                          By Ameritas Investment Advisors Inc.,
                                          as Agent


                                          By:      /s/ Andrew S. White
                                          --------------------------------------
                                          Name:    Andrew S. White
                                          Title:   Vice President - Fixed Income
                                                   Securities


                                          ACACIA LIFE INSURANCE COMPANY
                                          By Ameritas Investment Advisors Inc.,
                                          as Agent


                                          By:      /s/ Andrew S. White
                                          --------------------------------------
                                          Name:    Andrew S. White
                                          Title:   Vice President - Fixed Income
                                                   Securities





                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                    ING USA ANNUITY AND LIFE INSURANCE COMPANY
                                    By: ING Investment Management LLC, as Agent


                                    By:      /s/ Christopher P. Lyons
                                       ----------------------------------------
                                    Name:    Christopher P. Lyons
                                    Title:   Senior Vice President



                                    ING LIFE INSURANCE AND ANNUITY COMPANY
                                    By:  ING Investment Management LLC, as Agent


                                    By:      /s/ Christopher P. Lyons
                                       ----------------------------------------
                                    Name:    Christopher P. Lyons
                                    Title:   Senior Vice President


                                    RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                                    By: ING Investment Management LLC, as Agent


                                    By:      /s/ Christopher P. Lyons
                                       ----------------------------------------
                                    Name:    Christopher P. Lyons
                                    Title:   Senior Vice President


                                    RELIASTAR LIFE INSURANCE COMPANY
                                    By: ING Investment Management LLC, as Agent


                                    By:      /s/ Christopher P. Lyons
                                       ----------------------------------------
                                    Name:    Christopher P. Lyons
                                    Title:   Senior Vice President


                                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                    By: ING Investment Management LLC, as Agent


                                    By:      /s/ Christopher P. Lyons
                                        ----------------------------------------
                                    Name:    Christopher P. Lyons
                                    Title:   Senior Vice President




                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                         STATE FARM LIFE INSURANCE COMPANY


                                         By:      /s/ Jeff Attwood
                                            -------------------------------
                                         Name:    Jeff Attwood
                                         Title:   Investment Officer


                                         By:     /s/ John P. Elterich
                                            -------------------------------
                                         Name:    John P. Elterich
                                         Title:   Assistant Secretary


                                         STATE FARM LIFE AND ACCIDENT ASSURANCE
                                         COMPANY


                                         By:      /s/ Jeff Attwood
                                            -------------------------------
                                         Name:    Jeff Attwood
                                         Title:   Investment Officer


                                         By:      /s/ John P. Elterich
                                            -------------------------------
                                         Name:    John P. Elterich
                                         Title:   Assistant Secretary



                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                         THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                         COMPANY


                                         By:      /s/ Jeffrey J. Lueken
                                            -------------------------------
                                         Name:    Jeffrey J. Lueken
                                         Title:   Vice President





                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                        CHASE INSURANCE LIFE AND ANNUITY COMPANY


                                        By:      /s/ Jamie L. Riesterer
                                             ---------------------------------
                                        Name:    Jamie L. Riesterer
                                        Title:   Chief Financial Officer

                                        By:      /s/ James R. Smith
                                             ---------------------------------
                                        Name:    James R. Smith
                                        Title:   Chief Investment Officer




                            Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
                                            THE TRAVELERS INDEMNITY COMPANY


                                            By:      /s/ Annette M. Masterson
                                               -------------------------------
                                            Name:    Annette M. Masterson
                                            Title:   Vice President



                            Note Purchase Agreement

                                                                     SCHEDULE B

                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ACCREDITED INVESTOR" means an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

         "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "ANTI-TERRORISM ORDER" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079
(2001), as amended.

         "ASSET SALE" is defined in Section 10.3.

         "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale and Leaseback Transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guaranty would be included in Indebtedness in accordance with GAAP.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means Moody's Corporation, a Delaware corporation, or any successor thereto that shall have become such in the manner prescribed in
Section 10.2.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, but excluding:

                  (a) any net income of any Person if such Person is not a Subsidiary, except that equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitation contained in clause (c) below);

                  (b) any net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (c) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that equity in the net income of any such Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause
(c));

                  (d) any gain or loss realized upon the sale or other disposition of any property, plant or equipment (including pursuant to any sale-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any Person; and

                  (e) other extraordinary items, as determined in accordance with GAAP.

         "CREDIT FACILITY" means the Five-Year Credit Agreement, dated as of September 1, 2004, among the Company, certain Subsidiaries party thereto, the lenders party thereto, JP Morgan Chase Bank, as Administrative Agent, Citibank, N.A. as Syndication Agent, and The Bank of New York, as Documentation Agent, as in effect from time to time, and any extension, renewal, refunding, replacement or refinancing thereof.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

         "EBITDA" means, for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (A) to the extent deducted in computing Consolidated Net Income for such period, an amount equal to (calculated without duplication) (i) income tax expense, plus (ii) Interest Expense, plus (iii) depreciation and amortization expense, plus (iv) extraordinary losses, minus (B) to the extent included in computing Consolidated Net Income for such period, extraordinary gains, all as determined in accordance with GAAP.

         "ELECTRONIC DELIVERY" is defined in Section 7.1(a).

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) or (c) of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE ACT REPORTS" is defined in Section 5.3.

         "FORM 10-K" is defined in Section 7.1(b).

         "FORM 10-Q is defined in Section 7.1(a).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of Notes holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTEREST EXPENSE" means, for any period, the sum (without duplication) of the following (in each case determined on a consolidated basis in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Net Income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NON-RECOURSE" means, in connection with any Asset Sale, an Asset Sale that does not result in, contemplate at any time, or otherwise expressly permit, the taking of security in, or the grant of any lien or other encumbrance on or against, any property or assets of the Company or any Subsidiary.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PERMITTED INDEBTEDNESS" means, at any date, an amount equal to four times EBITDA for the period of the four consecutive fiscal quarters ended on, or most recently prior to, such date.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

         "PURCHASER" is defined in the first paragraph of this Agreement.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REQUIRED HOLDERS" means, at any time, the holders of greater than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         "SALE AND LEASEBACK TRANSACTION" is defined in Section 10.5.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SERIES" is defined in Section 1.1.

         "SERIES 2005-1 NOTES" is defined in Section 1.1.

         "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary Guarantor and any other Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUBSIDIARY GUARANTEE" means a guarantee of a Subsidiary Guarantor of the obligations of the Company under this Agreement and the Notes, substantially in the form of Exhibit 4.11.

         "SUBSIDIARY GUARANTOR" means (a) as of the date of the Closing those Subsidiaries identified as such on Schedule 5.4, and (b) thereafter, the Persons referred to in clause (a) and each other Person which from time to time executes and delivers a counterpart of the Subsidiary Guarantee or otherwise enters into a Subsidiary Guarantee (unless such Person shall be released from its obligations under its Subsidiary Guarantee pursuant to Section 9.6(b)).

         "SUPPLEMENT" is defined in Section 1.1.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TAX LEGACY LIABILITIES" means all liabilities associated with the matters described in note 8, Contingencies--Legacy Tax Matters, to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, up to $345,000,000.

         "USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary of which one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests thereof are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                                 EXHIBIT 1.1(a)

                                 [FORM OF NOTE]


THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS (A) REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (B) THE CONDITIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT ARE SATISFIED.


                              MOODY'S CORPORATION

               4.98% SERIES 2005-1 SENIOR UNSECURED NOTE DUE 2015

No. [_____]                                                    [Date]
$[______]                                                      PPN: 615369 A@ 4

         FOR VALUE RECEIVED, the undersigned, MOODY'S CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [____________________] DOLLARS (or so much thereof as shall not have been prepaid) on September 30, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.98% per annum from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March 30th or September 30th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.98% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JP Morgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Unsecured Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 30, 2005 (as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Sections 6.1, 6.2 and 6.3 of the Note Purchase Agreement.

         Payment of the principal of, and Make-Whole Amount if any, and interest on this Note may be guaranteed by certain subsidiaries of the Company.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                            MOODY'S CORPORATION


                                            ----------------------------------
                                            By:
                                            Title:

                                                                 EXHIBIT 1.1(b)

                             [FORM OF SUPPLEMENT]

                     SUPPLEMENT TO NOTE PURCHASE AGREEMENT

         THIS SUPPLEMENT is entered into as of [______], [____] (this "Supplement") between Moody's Corporation, a company incorporated under the laws of Delaware (the "Company") and the Purchasers listed in the attached Schedule A (the "Purchasers").

                                R E C I T A L S
                                - - - - - - - -

         A. The Company has entered into a Note Purchase Agreement dated as of September 30, 2005 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the "Note Purchase Agreement"); and

         B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional Series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

         NOW, THEREFORE, the Company and the Purchasers agree as follows:

         1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $[__________] aggregate principal amount of Notes to be designated as its [__]% Senior Unsecured Notes, Series [_____], due [____], [___] (the "Series [ ] Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series [____] Notes shall be substantially in the form set out in Annex A to this Supplement, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

         2. Sale and Purchase of Series [ ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

         3. Closing. The sale and purchase of the Series [___] Notes to be purchased by each Purchaser shall occur at the offices of [INVESTORS' COUNSEL, ADDRESS] at [ ], [______] time, at a closing (the "Closing") on [_____], [___]. At the Closing the Company will deliver to each Purchaser the Series [___] Notes to be purchased by such Purchaser in the form of a single Series [___] Note (or such greater number of Series [___] Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of Moody's Corporation to account number [__________] at [_________________] Bank. If at the Closing the Company shall fail to tender such Series [___] Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's reasonable satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

         4. Conditions to Closing. Each Purchaser's obligation to purchase and pay for the Series [___] Notes to be sold to it at the Closing is subject to the fulfillment to its reasonable satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions: all references to "Notes" therein shall be deemed to include the Series [___] Notes, all references to "Series 2005-1 Notes" in Section 4 shall be deemed to be replaced by reference to the Series [___] Notes and the reference to Schedule A in
Section 4.6 shall be deemed to be a reference to Schedule A attached hereto.

         5. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (a) except that (i) all references to "Purchaser" therein shall be deemed to refer to the Purchasers hereunder, (ii) all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, (iii) all references to "Closing" shall mean as defined in Section 3 above, (iv) Section 5.15 is subject to the new Schedule 5.15 attached hereto and (v) all references to "Notes" therein shall be deemed to include the Series [___] Notes and (b) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.1.

         6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser except that all references to "Notes" therein shall be deemed to include the Series [___] Notes.

         7. Prepayment of the Series [ ] Notes. The Series [___] Notes are not subject to mandatory prepayment by the Company. Except as otherwise expressly provided herein, all of the provisions of Section 8 of the Note Purchase Agreement are incorporated by reference herein, except that (a) Section 8.6 will be subject to the changes set forth in the attached Schedule 8.6 and (b) the date in Section 8.1 shall be deemed to be amended as follows: [_____].

         8. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series [___] Notes as if expressly set forth in this Supplement except that (a) all references to "Notes" therein shall be deemed to include the Series [___] Notes, (b) all references to "Series 2005-1 Notes" in Sections 8.1, 8.6 and 19 shall be deemed to refer to the Series [___] Notes, (c) all references to "Purchasers" in Sections 14.2, 15.1, 16, 17.1, 18, 19, 20 and 21 shall be deemed to be replaced by reference to the Purchasers as defined in this Supplement, (d) the reference to "Sections 1, 2, 3, 4, 5, 6 or 21" in Section 17.1(a) shall be amended to refer only to Sections 1, 2, 4, 5, 6 or 21, (e) the references to "Schedule A" in Sections 14.2 and 18 shall be deemed to be references to Schedule A attached hereto and (f) the reference to the "Closing" in Section 19 shall be deemed to be a reference to the Closing as defined in this Supplement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

IN WITNESS WHEREOF, the Company and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.


                                            MOODY'S CORPORATION

                                            By
                                               -------------------------------
                                                       Title:



[ADD PURCHASER SIGNATURE BLOCKS]

                                                                        ANNEX A

                                 [FORM OF NOTE]


THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS (A) REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND (B) THE CONDITIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT ARE SATISFIED.


                              MOODY'S CORPORATION

                 [ ]% SERIES [ ] SENIOR UNSECURED NOTE DUE [ ]

No. [_____]                                                     [Date]
$[______]                                                       PPN: [ ]

         FOR VALUE RECEIVED, the undersigned, MOODY'S CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [____________________] DOLLARS (or so much thereof as shall not have been prepaid) on [ ], 20[ ], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [ ]% per annum from the date hereof, payable semiannually, on the [ ] day of [ ] and [ ] in each year, commencing with the [ ] or [ ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement and the Supplement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [ ]% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JP Morgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement and the Supplement referred to below.

         This Note is one of a series of Senior Unsecured Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 30, 2005 (as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company and the Purchasers named therein, as supplemented by the Supplement to the Note Purchase Agreement (as from time to time amended, the "Supplement") between the Company and the Purchasers named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Sections 6.1, 6.2 and 6.3 of the Note Purchase Agreement.

         Payment of the principal of, and Make-Whole Amount if any, and interest on this Note may be guaranteed by certain subsidiaries of the Company.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                       MOODY'S CORPORATION


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